UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

November 29, 2018
Date of report (date of earliest event reported)

Raymond James Financial, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Florida
(State or Other Jurisdiction of Incorporation)

1-9109	59-1517485
(Commission File Number)	(IRS Employer Identification No.)

880 Carillon Parkway, St. Petersburg, FL 33716
(Address of Principal Executive Offices)  (Zip Code)

(727) 567-1000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure

On November 29, 2018, Raymond James Financial, Inc. (the “Company”) issued a press release announcing that the Board of Directors had declared a quarterly dividend of $0.34 per share for each outstanding share of common stock of the Company. The dividend is payable on January 17, 2019 to shareholders of record on January 3, 2019.

The information in this Item 7.01, including any exhibits hereto, is being “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing of the Company with the Securities and Exchange Commission, whether made before or after the date hereof, regardless of any general incorporation language in such filings (unless the Company specifically states that the information or exhibit in this particular report is incorporated by reference).

Item 8.01 Other Events

The Company’s press release also announced that the Board of Directors (the “Board”) increased to $500 million its repurchase authorization with respect to the Company’s shares of common stock (“Common Stock”). Prior to today’s Board action, the previous repurchase authorization increase announced on May 22, 2018 had been exhausted. These repurchases may be made from time to time at the discretion of the Board’s Securities Repurchase Committee at prices that the Company deems appropriate and subject to market conditions, applicable law and other factors deemed relevant in the Company’s sole discretion. Such repurchases may be made in the open market, in privately negotiated transactions, or otherwise, including pursuant to a Rule 10b5-1 plan. The Board’s authorization does not have a fixed expiration date. All repurchased shares of Common Stock will be held as treasury shares. The repurchase authorization does not obligate the Company to repurchase any dollar amount or number of shares of Common Stock and may be suspended or discontinued at any time. The Company intends to pay for Common Stock repurchased with cash currently reflected on its balance sheet.

Information regarding repurchases of Common Stock will be available in the Company’s periodic reports on Form 10-Q and 10-K filed with the Securities and Exchange Commission as required by the applicable rules of the Exchange Act.

A copy of the press release issued by the Company in connection with the above is attached as Exhibit 99.1 to this Form 8-K and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits. The following is filed as an exhibit to this report:

Exhibit No.

99.1 Press release, dated November 29, 2018, issued by Raymond James Financial, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAYMOND JAMES FINANCIAL, INC.

Date: November 29, 2018	By:	/s/ Jeffrey P. Julien
Jeffrey P. Julien
Executive Vice President - Finance
and Chief Financial Officer